UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 17, 2006

MONACO COACH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14725	35-1880244
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

91320 Industrial Way,

Coburg, Oregon 97408

 (Address of principal executive offices, including zip code)

(541) 686-8011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Amendment and Restatement of 1993 Stock Plan

At the Annual Meeting of Stockholders of Monaco Coach Corporation (the “Company”) held on May 17, 2006 (the “2006 Annual Meeting”), the stockholders of the Company approved the amendment and restatement of the Company’s 1993 Stock Plan (the “StockPlan”).  The amended and restated Stock Plan provides for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, performance units, performance shares, dividend equivalents, and other stock awards as determined by the administrator of the Stock Plan.

The principal features of the amended and restated Stock Plan are summarized under the caption “Proposal Two—Approval of the Amended and Restated 1993 Stock Plan” in the Company’s definitive Proxy Statement for the 2006 Annual Meeting, filed with the Securities and Exchange Commission on April 7, 2006 (the “2006 Proxy Statement”).  The foregoing description and the 2006 Proxy Statement summary of the amended and restated Stock Plan are qualified in their entirety by reference to the amended and restated Stock Plan itself, a copy of which is filed herewith as Exhibit 10.1.

Further Amendment of 1993 Stock Plan

On May 17, 2006, the Board of Directors of the Company approved a further amendment to the amended and restated Stock Plan.  Pursuant to this amendment, discretionary grants under the Stock Plan to non-employee directors will be administered by a committee comprised of independent directors (as such term is defined by the rules of the New York Stock Exchange).  The amendment is reflected in the amended and restated version of the Stock Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Restricted Stock Units and Performance Share Awards

As reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2006 (the “March 23rd Form 8-K”), on March 20, 2006, the Compensation Committee of the Board of Directors of the Company approved grants of Restricted Stock Units (RSUs) and Performance Share Awards (PSAs) to executive officers and other key managers of the Company under the Stock Plan.  All of the PSAs and the RSUs granted to Kay L. Toolson, Chairman and Chief Executive Officer, and John W. Nepute, President, were granted subject to stockholder approval of the amended and restated Stock Plan, which occurred at the 2006 Annual Meeting on May 17, 2006.

As noted in the March 23rd Form 8-K and as more fully described under the caption “Proposal Two—Approval of Amended and Restated 1993 Stock Plan” in the 2006 Proxy Statement, the awards of RSUs to executive officers other than Messrs. Toolson and Nepute will vest based on their continued employment with the Company for a specified period of time as well as their attainment of specified performance measures.

Performance shares will be earned based on the Company achieving target levels of total stockholder return and return on net assets.  Although the Company expects that the normal performance cycle for these awards will be three years, the transition to the new program was initiated by establishing two concurrent performance cycles, a two-year cycle for 2006 and 2007 and a three-year cycle for 2006 through 2008.

Copies of the form of Performance Share Agreement and the form of Restricted Stock Unit Agreement used for Messrs. Toolson and Nepute are filed herewith as Exhibits 10.2 and 10.3, respectively.

Annual Incentive Plan

On May 17, 2006, the Board of Directors of the Company also approved the final form of the Company’s previously adopted Annual Incentive Plan, which was summarized in the March 23rd Form 8-K.    A copy of the Annual Incentive Plan is filed herewith as Exhibit 10.4.

Item 1.02 Termination of a Material Definitive Agreement.

Effective upon stockholder approval of the amended and restated Stock Plan, which occurred at the 2006 Annual Meeting, the Company’s 1993 Director Option Plan (the “Director Plan”) terminated as to further option grants.  No further awards will be made under the Director Plan, but it will continue to govern awards previously granted thereunder.  Future awards to the Company’s directors will be made under the Stock Plan.

Section 9 – Financial Statements and Exhibits

Item 9.01                         Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
10.1	Monaco Coach Corporation 1993 Stock Plan (formerly known as the 1993 Incentive Stock Option Plan) (as amended and restated through May 17, 2006)

10.2	Form of Performance Share Agreement for use with 1993 Stock Plan

10.3	Form of Restricted Stock Unit Agreement for Kay L. Toolson and John W. Nepute

10.4	Monaco Coach Corporation Annual Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MONACO COACH CORPORATION

Date: May 23, 2006	/s/ P. Martin Daley
P. Martin Daley
Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title

10.1	Monaco Coach Corporation 1993 Stock Plan (formerly known as the 1993 Incentive Stock Option Plan) (as amended and restated through May 17, 2006)

10.2	Form of Performance Share Agreement for use with 1993 Stock Plan

10.3	Form of Restricted Stock Unit Agreement for Kay L. Toolson and John W. Nepute

10.4	Monaco Coach Corporation Annual Incentive Plan